EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Bally, Corp., (the "Company") for the quarterly period ended June 30, 2016 as filed with the Securities and Exchange Commission (the "Report"), I, Lung Ming Chun, Chief Executive Officer, President and Secrertary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 22, 2016	By:	/s/ Lung Ming Chun
Lung Ming Chun
Chief Executive Officer, President, Secretary and Director
(Principal Executive Officer, Principal Financial and Accounting Officer)